EXHIBIT 99.2

                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


 X              Annual Report Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934 [Fee Required]
                  For the Fiscal Year Ended December 31, 1996

___           Transition Report Pursuant to Section 15(d) of the
               Securities Exchange Act of 1934 [No Fee Required]
           For the Transition Period From ___________ To __________



                         Commission File Number 1-5502



                      ZURN/NEPCO RETIREMENT SAVINGS PLAN
                           (Full title of the Plan)



                             ZURN INDUSTRIES, INC.
                   One Zurn Place, Erie, Pennsylvania 16505
     (Name and address of issuer of securities held pursuant to the Plan)






















Pension Committee
Zurn Industries, Inc.
Erie, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of the Zurn/NEPCO Retirement Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Zurn/NEPCO Retirement Savings Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1996, and loans or fixed income obligations for the year then ended, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                          /s/ Pashke Twargowski & Lee

Erie, Pennsylvania
June 26, 1997









STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN




                                                          December 31
                                                     1996            1995
ASSETS
Investments in T. Rowe Price Funds:
  U.S. Treasury Money                             $1,097,515      $1,034,694
  U.S. Treasury Intermediate                          59,212          29,088
  New Income                                         391,234         329,704
  Balanced                                           206,872         156,206
  Capital Appreciation                             2,992,055       2,549,859
  Equity Index                                     2,731,746       2,019,045
  International Stock                                768,724         514,214
  Small-Cap Stock                                    491,591         201,807
Zurn Stock Fund                                       48,676
                                                   8,787,625       6,834,617
Participants' loans                                  352,036         373,881
Contributions receivable:
  Participants'                                       40,779          41,905
  Employers'                                          10,366          10,171
  TOTAL ASSETS                                     9,190,806       7,260,574

FORFEITED EMPLOYERS' CONTRIBUTIONS                    70,043          24,151

NET ASSETS AVAILABLE FOR BENEFITS                 $9,120,763      $7,236,423



See notes to financial statements.




















STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1996

                                                               T. Rowe Price Funds
                                          U.S. Treasury                New                          Capital
                                      Money       Intermediate        Income         Balanced    Appreciation
ADDITIONS
Investment income:
 Dividends                         $   50,081         $ 2,897        $ 23,249        $  9,074      $  280,414
 Net appreciation (depreciation)
   in value of investments                             (1,405)        (14,584)         18,522         152,518
                                       50,081           1,492           8,665          27,596         432,932
Contributions:
  Participants'                       164,317          17,258          83,278          70,588         419,462
  Employers'                           41,852           2,911          19,835          13,042          88,590
Participants' loan interest             3,939              44             991           1,258           6,397
  TOTAL ADDITIONS                     260,189          21,705         112,769         112,484         947,381

DEDUCTIONS
Benefits paid to participants         203,155           3,113          20,870          47,233         242,645
Forfeited employers' contributions    (32,101)          1,053           7,529           1,915          22,767
  TOTAL DEDUCTIONS                    171,054           4,166          28,399          49,148         265.412

 NET ADDITIONS                         89,135          17,539          84,370          63,336         681,969

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,034,694          29,088         329,704         156,206       2,549,859
Transfers                             (26,314)         12,585         (22,840)        (12,670)       (239,773)
End of year                        $1,097,515         $59,212        $391,234        $206,872      $2,992,055



See notes to financial statements.

                                                      -4-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1996

                                          T. Rowe Price Funds               Zurn
                                  Equity     International   Small-Cap      Stock
                                  Index          Stock         Stock        Fund        Other         Total
ADDITIONS
Investment income:
 Dividends                       $   91,593     $ 20,401     $ 41,555                              $  519,264
 Net appreciation in
   value of investments             397,387       76,109       19,417     $ 1,916                     649,880
                                    488,980       96,510       60,972       1,916                   1,169,144
Contributions:
  Participants'                     321,986      138,597       98,944         704     $ (1,126)     1,314,008
  Employers'                         76,201       30,997       20,302          71          195        293,996
Participants' loan interest           8,154        2,252        1,220                                  24,255
  TOTAL ADDITIONS                   895,321      268,356      181,438       2,691         (931)     2,801,403

DEDUCTIONS
Benefits paid to participants       242,550       29,558        7,864                   46,075        843,063
Forfeited employers' contributions   20,984        4,355        1,607                   45,891         74,000
  TOTAL DEDUCTIONS                  263,534       33,913        9,471                   91,966        917,063

 NET ADDITIONS (DEDUCTIONS)         631,787      234,443      171,967       2,691      (92,897)     1,884,340

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                 2,019,045      514,214      201,807                  401,806      7,236,423
Transfers                            80,914       20,067      117,817      45,985       24,229
End of year                      $2,731,746     $768,724     $491,591     $48,676     $333,138     $9,120,763



See notes to financial statements.

                                                      -5-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income:
 Dividends                         $   52,207         $ 1,620        $ 19,015        $  6,319      $  199,497
 Net appreciation in
   value of investments                                 2,014          27,427          18,772         239,574
                                       52,207           3,634          46,442          25,091         439,071
Contributions:
 Participants'                        194,690          14,071          94,624          53,638         468,247
 Employers'                            53,980           2,633          20,382           8,441          99,679
Participants' loan interest             4,004              27             533             583           5,991
  TOTAL ADDITIONS                     304,881          20,365         161,981          87,753       1,012,988

DEDUCTIONS
Benefits paid to participants         153,935             607          36,475           5,179         175,464
Forfeited employers' contributions      3,244              12           4,416             397           8,261
  TOTAL DEDUCTIONS                    157,179             619          40,891           5,576         183,725

 NET ADDITIONS                        147,702          19,746         121,090          82,177         829,263

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                     960,357          14,646         219,579          77,858       1,757,743
Transfers                             (73,365)         (5,304)        (10,965)         (3,829)        (37,147)
End of year                        $1,034,694         $29,088        $329,704        $156,206      $2,549,859



See notes to financial statements.

                                                      -6-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                               T. Rowe Price Funds
                                     Equity      International      Small-Cap
                                     Index           Stock            Stock           Other           Total
ADDITIONS
Investment income:
 Dividends                         $   78,000        $ 15,496        $ 23,271                      $  395,425
 Net appreciation in
   value of investments               430,321          32,551          11,687                         762,346
                                      508,321          48,047          34,958                       1,157,771
Contributions:
 Participants'                        348,541         164,940          69,919        $  3,721       1,412,391
 Employers'                            71,042          33,642          11,256            (300)        300,755
Participants' loan interest             7,267           1,776             326                          20,507
  TOTAL ADDITIONS                     935,171         248,405         116,459           3,421       2,891,424

DEDUCTIONS
Benefits paid to participants         141,596          13,080           7,141          15,613         549,090
Forfeited employers' contributions      4,052           2,569           1,834             589          25,374
  TOTAL DEDUCTIONS                    145,648          15,649           8,975          16,202         574,464

 NET ADDITIONS (DEDUCTIONS)           789,523         232,756         107,484         (12,781)      2,316,960

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,226,294         360,970          55,369         246,647       4,919,463
Transfers                               3,228         (79,512)         38,954         167,940
End of year                        $2,019,045        $514,214        $201,807        $401,806      $7,236,423



See notes to financial statements.

                                                      -7-
/TABLE

NOTES TO FINANCIAL STATEMENTS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

December 31, 1996


PLAN DESCRIPTION

The Zurn/NEPCO Retirement Savings Plan is a defined contribution plan providing retirement benefits through participant-directed investments to participants in the National Energy Production Corporation Pension Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Company has agreed to contribute participants' elective deferrals of up to 18% of eligible compensation plus one-half of such amounts up to 2% of eligible compensation. Participants also may contribute non-taxed distributions from other employers' qualified plans and they may borrow from their accounts subject to specified limitations.

Information about the Plan agreement and the benefit provisions is contained in the "Summary Plan Description" which may be obtained from Zurn Industries, Inc., the Plan Administrator.


SIGNIFICANT ACCOUNTING POLICIES

T. Rowe Price Investments The investments are stated at market value as determined by the funds.

Zurn Stock Fund Zurn Industries, Inc. common stock (1,817 shares) is stated at its quoted market value. A percentage of the Fund is invested in the T. Rowe Price Prime Reserve Fund ($1,032) for investment diversification liquidity. Dividend income from these investments is included in investment income as a component of the net appreciation in the value of investments.

Investment Transactions Investment transactions are recorded as of the date the order to buy or sell is executed with realized gains and losses being included in investment income as a component of the net appreciation (depreciation) in the value of investments.

Participants' Loans Participants' loans are stated at the principal amount due from the participants.

Dividends  Dividend income is recognized on the ex-dividend date.

Expenses  Administrative expenses are paid by the Plan Administrator.





INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.













































SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

ZURN/NEPCO RETIREMENT SAVINGS PLAN

December 31, 1996


ASSETS OWNED AT YEAR-END
                                                  Cost      Current Value
T. Rowe Price Funds:
  U.S. Treasury Money                       $1,097,515         $1,097,515
  U.S. Treasury Intermediate                    59,667             59,212
  New Income                                   393,057            391,234
  Balanced                                     184,211            206,872
  Capital Appreciation                       2,718,449          2,992,055
  Equity Index                               1,986,108          2,731,746
  International Stock                          691,930            768,724
  Small-Cap Stock                              473,762            491,591
Zurn Stock Fund                                 46,761             48,676

Participants' loans - 7% to 10% interest           -0-            352,036
































SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995


                               Amount Received
                    Original   During The Year     Unpaid     Amount Overdue
                     Amount  Principal  Interest   Balance  Principal Interest

Oscar E. Daubenspeck $7,447    $-0-       $-0-      $-0-     $7,336     $-0-
P.O. Box 471                Participant loan - 10%
Wallingford, VT 05773       Distributed to participant

Charles W. Nelson     8,000     -0-        -0-       -0-      7,881      -0-
17490 Olinda Road           Participant loan - 10%
Anderson, CA 96007          Distributed to participant

William F. Walker     2,000     -0-        -0-       -0-      1,889      -0-
2440 Lawndale Road          Participant loan - 8.75%
Lakeland, FL 33803          Distributed to participant

David T. Wolford      7,500     -0-        -0-       -0-      6,889      -0-
1713 Arbogast #O-D          Participant loan - 8.75%
Griffith, IN 46319          Distributed to participant



























                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Pension Committee of Zurn Industries, Inc. has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ZURN/NEPCO RETIREMENT SAVINGS PLAN
                                            (Plan)



June 26, 1997                               /s/ James A. Zurn
                                            James A. Zurn, Chairman
                                            Pension Committee of
                                              Zurn Industries, Inc.





































                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-00813 pertaining to the Zurn/NEPCO Retirement Savings Plan of our report dated June 26, 1997 with respect to the financial statements and supplemental schedules included in the Annual Report on Form 11-K of the Zurn/NEPCO Retirement Savings Plan.

                                             /s/ Pashke Twargowski & Lee



Erie, Pennsylvania
June 27, 1997







































                                     -13-